As filed with the Securities and Exchange Commission on October 13, 1994
                                                  Registration No. 33-55725


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                           ----------------------------

                          LEGGETT & PLATT, INCORPORATED
             (Exact name of registrant as specified in its charter)
                           ----------------------------

             Missouri                                No. 1--Leggett Road                                    44-0324630
(State or other jurisdiction of                  Carthage, Missouri  64836                               (I.R.S. Employer
incorporation or organization)                        (417) 358-8131                                    Identification No.)
                                  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                        ----------------------------------------------

                                  John A. Lyckman
                            Assistant General Counsel
                          Leggett & Platt, Incorporated
                               No. 1--Leggett Road
                            Carthage, Missouri  64836
                                 (417) 358-8131
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

     Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective on dates, at times and on terms not currently determined.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check
     the following box.   ____

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the
     following box.   _____

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

                                   419,867 Shares

                          LEGGETT & PLATT, INCORPORATED
                                    Common Stock
     (and Preferred Stock Purchase Rights attached to the Common Stock)


     The shares of Common Stock, $.01 par value, (the "Common Stock") of Leggett & Platt, Incorporated, a Missouri corporation (the "Company") offered hereby (the "Shares") are being sold for the account of and by the persons named under the caption "Selling Shareholders." The Selling Shareholders have advised the Company that these Shares may be sold from time to time in transactions on the New York Stock Exchange or Pacific Stock Exchange or in negotiated transactions, in each case at prices satisfactory to the Seller. (See "Plan of Distribution.")

     The Company will receive no part of the proceeds from the sale of the Shares. The Selling Shareholders will pay all applicable stock transfer taxes, transfer fees and brokerage commissions, and related fees and expenses, but the Company will bear the cost of preparing the Registration Statement and Prospectus and all filing, legal and accounting fees incurred in connection with registration of the Shares under the federal securities laws.

     The Common Stock is listed on the New York Stock Exchange and Pacific Stock Exchange (symbol: LEG). On September 27, 1994 the average of the high and low prices of the Common Stock on the New York Stock Exchange, Composite Transactions was $34.4375 per share.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company, any Selling Shareholder or any other person. Neither the delivery of this Prospectus nor any sale made herein shall, under the circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy the securities offered hereby to any person or by anyone in any jurisdiction in which such offer or solicitation may not lawfully be made.

              The date of this Prospectus is October 12, 1994

                           AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the " Commission"). Such reports, proxy statements and other information can be inspected and copied at the offices of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; 75 Park Place, 14th Floor, New York, New York 10007; and 5757 Wilshire Blvd., Suite 500 East, Los Angeles, California 90036-3648. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York and at the office of the Pacific Stock Exchange Incorporated, Listings Department, 115 Sansone Street, Suite 1104, San Francisco, California 94104. This Prospectus does not contain all the information set forth in the Registration Statement filed by the Company with respect to the offering made hereby. Copies of such Registration Statement are available from the Commission.

             INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents have been previously filed by the Company with the Commission and are incorporated by reference into this
     Prospectus:

     (1)  Annual Report on Form 10-K for the year ended December 31, 1993.

     (2) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994.

     (3) The description of the Company's common stock contained in Form 8-A dated June 5, 1979, including any amendments or reports filed for the purpose of updating such description.

     (4) The description of the Company's Preferred Stock Purchase Rights contained in Form 8-A dated February 15, 1989, including any amendments or reports filed for the purpose of updating such description.

     All reports and definitive proxy statements filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering to be made hereunder shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents, except that in no event shall any information included in any such document in response to item 402(i),
     (k) or (l) of Regulation S-K be deemed to constitute a part of this Prospectus.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein or in the Registration Statement by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). All requests for such information should be directed to the Company's executive offices at No. 1 Leggett Road, Carthage, Missouri 64836,
     Attention:  Investor Relations, (417) 358-8131.

                                THE COMPANY

     The Company was incorporated in 1901 as the successor to a partnership formed in 1883 at Carthage, Missouri. That partnership was a pioneer in the manufacture and sale of steel coil bedsprings. Products produced and sold for the furnishings industry constitute the largest portion of the Company's business. These include primarily components used by companies making furniture and bedding for homes, offices and institutions. Also in the furnishings area, the Company produces and sells some finished furniture and carpet cushioning materials. In addition, a group of diversified products is produced and sold. The Company believes it is the largest producer of a diverse range of furniture and bedding components in the United States.

     The Company's principal executive offices are located at No. 1--Leggett Road, Carthage, Missouri 64836, telephone (417) 358-8131. Unless otherwise indicated the term "Company" includes Leggett & Platt, Incorporated and its majority-owned subsidiaries.

                              USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders.

                           SELLING SHAREHOLDERS

     The following information has been provided to the Company by TI Partners, L.P., Nick T. Encke and GKB LBO, L.P., including the number of shares of Common Stock beneficially owned by the Selling Shareholders and the number of shares of the Common Stock being offered for the account of Selling Shareholders pursuant to this Prospectus.


     As a result of the merger (the "Merger") of L&P Wire Rack Acquisition Company, a wholly owned subsidiary of the Company, into TI, Inc. ("TI"), a Missouri corporation, TI became a wholly owned subsidiary of the Company. The sole shareholders of TI, Nick T. Encke and TI Partners, L.P., received the restricted shares of Common Stock set out below under "Original Shareholders" pursuant to the terms of the Merger. Subsequent to the Merger TI Partners, L.P. dissolved and distributed its 387,264 restricted shares of Common stock to its general and limited partners listed as "TI Partners, L.P.'s Distributees" below. Subsequent to this distribution GKB LBO, L.P., one of the limited partners of TI Partners, L.P., distributed the 27,216 restricted shares of Common Stock distributed to it to the general and limited partners of GKB LBO, L.P. listed under "GKB LBO, L.P.'s Distributees" below.


ORIGINAL SHAREHOLDERS
- ---------------------
                                                                               Shares to Be Owned
     Name of                      Beneficially Owned       Shares Offered      After Completion of
Selling Shareholder                Prior to Offering            Hereby             This Offering
- -------------------                ------------------       --------------      -------------------

TI Partners, L.P.                       387,264                387,264(1)              -0-

Nick T. Encke                            32,603                 32,603                 -0-
                                        -------                --------                ----

     TOTAL                              419,867                 419,867                -0-
                                        -------                --------                ----
                                        -------                --------                ----

TI PARTNERS, L.P.'S DISTRIBUTEES
- --------------------------------

                                                                               Shares to Be Owned
     Name of                      Beneficially Owned       Shares Offered      After Completion of
Selling Shareholder                Prior to Offering           Hereby              This Offering
- -------------------               ------------------       --------------      -------------------

Talbco, Inc. (General Partner)          158,760                 158,760                -0-

William D. Thomas                        55,818                  55,818                -0-

GKB LBO, L.P.                            27,216                 27,216(2)              -0-

Samuel M. Davidson
and Pamela C.
Davidson, JTWROS                          2,268                   2,268                -0-

J. Peter Gattermeir,
Trustee, J. Peter
Gattermeir Rev Trust
U/A Dtd 11/12/90                          2,268                   2,268                -0-

Fred A. Gollier                           2,268                   2,268                -0-

Dennis Hudson and
Carol K. Hudson, JTWROS                   2,268                   2,268                -0-

Lambert Lynn Marshall                     1,134                   1,134                -0-

Gary R. Smith                             2,268                   2,268                -0-

Nick T. Encke                            30,911                  30,911                -0-

Nick T. and Nancy
Encke, JTWROS                             1,260                   1,260                -0-

Jerral and Geri H.
Downs, JTWROS                             2,520                   2,520                -0-

Thomas H. and Patricia
Anne Fimmen, JTWROS                       1,512                   1,512                -0-

Bob and Roberta A.
Fairchild, JTWROS                         3,629                   3,629                -0-

Michael R. Howley                           504                     504                -0-

Richard R. and Karen L.
Wilson, JTWROS                            4,183                   4,183                -0-

William B. and Carlene
Hunter, JTWROS                            1,008                   1,008                -0-

Fred C. and Dorene
Jansen, JTWROS                           15,171                  15,171                -0-

Robert E. and Gayle
Kelley, JTWROS                            1,260                   1,260                -0-

Edward A. and Judy
M. Puzder, JTWROS                         1,260                   1,260                -0-

Jeffrey M. Talbot                         6,539                   6,539                -0-

Sulyn Talbot                              6,539                   6,539                -0-

Richard A. Bloch and
Annette M. Bloch,
TR U/A DTD 10/16/82
R.A. Bloch Supplmtry Trust                4,536                   4,536                -0-

T. E. Branscum and
Helen D. Branscum, JTWROS                 4,536                   4,536                -0-

Marshall H. Dean                          2,268                   2,268                -0-

William L. Frick                          2,268                   2,268                -0-

Thomas P. Garretson                       2,268                   2,268                -0-

Robert W. Hatch                           2,268                   2,268                -0-

W. Jackson Letts                          2,268                   2,268                -0-

Lee R. Lyon                               4,536                   4,536                -0-

Michael E. Mahoney                        2,268                   2,268                -0-

Milstep Limited                           4,536                   4,536                -0-

JoAnn F. Ozley, Trustee or
her Successor in Trust,
Under Trust Agreement
dated December 17, 1991, as
amended                                   2,268                   2,268                -0-

Marvin Rich                               2,268                   2,268                -0-

Randolph K. Rolf, Trustee,
Randolph K. Rolf Trust                    2,268                   2,268                -0-

Commerce Bank of Kansas
City, N.A. as Custodian
for Lester Siegel Trust
Custody #1                                2,268                   2,268                -0-

Commerce Bank of Kansas
City, N.A. as Custodian
for Lester Siegel Trust
Custody #2                                2,268                   2,268                -0-

Dykoh Enterprises                         2,268                   2,268                -0-

Boatmen's First National
Bank of Kansas City,
Custodian of the
Thomas W. Van Dyke IRA                    2,268                   2,268                -0-

Robert K. Weary                           2,268                   2,268                -0-

John L. Wempe                             4,536                   4,536                -0-

Wolcott & Lincoln, Inc.                   2,268                   2,268                -0-
                                         ------                --------                ---
      TOTAL                             387,264                 387,264                -0-
                                        -------                --------                ---
                                        -------                --------                ---

GKB, LBO, L.P.'S DISTRIBUTEES
- -----------------------------
                                                                               Shares to Be Owned
     Name of                      Beneficially Owned       Shares Offered      After Completion of
Selling Shareholder                Prior to Offering          Hereby               This Offering
- -------------------               ------------------       --------------      -------------------

GKB Group, Inc.                           3,551                   3,551                -0-

G. Kenneth Baum                           1,781                   1,781                -0-

J. Peter Gattermeir                       1,781                   1,781                -0-

L. Lynn Marshall                          1,781                   1,781                -0-

Gary R. Smith                             1,781                   1,781                -0-

William D. Thomas                         1,781                   1,781                -0-

William H. Coughlin                       1,278                   1,278                -0-

Eugene C. Dreyer                          1,278                   1,278                -0-

Dennis Hudson                             1,246                   1,246                -0-

Donald L. Roberts                         1,076                   1,076                -0-

Samuel C. Freitag                         1,045                   1,045                -0-

Craig L. Beach                              976                     976                -0-

Samuel M. Davidson                          891                     891                -0-

Frederick A. Gollier                        891                     891                -0-

Joseph C. Vawter                            743                     743                -0-

Steven L. Walter                            589                     589                -0-

Joseph M. Crowe, Jr.                        534                     534                -0-

David A. Wright                             503                     503                -0-

Richard A. Fontaine                         434                     434                -0-

George H. Calhoun                           411                     411                -0-

Roger S. Edgar                              356                     356                -0-

David A. Anderson                           333                     333                -0-

Sharon J. Lew                               333                     333                -0-

Thomas M. Rose                              333                     333                -0-

Ellen S. Holmes                             310                     310                -0-

Nicholas J. Quatrochi                       279                     279                -0-

Donald R. McDonald                          256                     256                -0-

Scott E. Smith                              255                     255                -0-

John J. Williams                            255                     255                -0-

Jane C. Quigley                             155                     155                -0-

                                         -------                 ------                ---

     TOTAL                                27,216                 27,216                -0-
                                         -------                 -------               ---
                                         -------                 -------               ---

     None of the Selling Shareholders has held any position or office or otherwise had a material relationship with the Company within the past three years other than as a result of the ownership of the shares of the Common Stock of the Company.

        (1) These restricted shares were distributed as described above to those persons listed under "TI Partners, L.P.'s Distributees."

        (2) These restricted shares were distributed as described above to those persons listed under "GKB LBO, L.P.'s Distributees."


                           PLAN OF DISTRIBUTION


     The general and limited partners of TI Partners, L.P. and GKB LBO, L.P. have agreed with each other to retain some of their Shares for a period of time which is sufficient to satisfy the "continuity of interest" requirements under Section 368(a) of the Internal Revenue Code of 1986, as amended. In addition, Talbco, Inc., Nick
     T. Encke and certain of the limited partners have agreed with the Company not to sell their Shares until on or about February
     15, 1995.


     Subject to the foregoing, the Shares may be sold on one or more exchanges or in negotiated transactions not on an exchange at prices and on terms then prevailing or at prices related to the then current market price or at negotiated prices. The Shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; and (b) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts in amounts to be negotiated immediately prior to the sale which amounts will not be greater than that normally paid in connection with ordinary trading transactions.

     In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

                      PRO FORMA FINANCIAL INFORMATION

     Pro forma financial information reflecting interests acquired by the Company since December 31, 1993 is set out on the following pages.

                 LEGGETT & PLATT, INCORPORATED AND SUBSIDIARIES
                                       AND
                      1994 CUMULATIVE ACQUISITION COMPANIES
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                  JUNE 30, 1994
                                   (Unaudited)

The following pro forma condensed combined balance sheet combines balance sheets of Leggett & Platt, Incorporated and Subsidiaries (Leggett) and the 1994 Cumulative Acquisition Companies (Acquisition Companies) at June 30, 1994, under the assumptions set forth in the accompanying notes. The pro forma condensed combined balance sheet is not necessarily indicative of the financial position of the combined companies as it may be in the future.

                                          Historical                 Pro Forma Adjustments
                                                    Acquisition                    Note        Pro Forma
                                    Leggett          Companies       Amount       Reference     Combined
                                   --------         -----------     ------       ---------     ---------

                 ASSETS

Current Assets
 Cash and cash equivalents         $    8.8         $    0.3         $  -                      $    9.1
 Receivables                          248.6             16.1            -                         264.7
 Inventories                          223.1             14.5            -                         237.6
 Other current assets                  27.0              0.9                                       27.9
                                    -------          -------          -----                    --------


Total Current Assets                  507.5             31.8            -                         539.3

Property, Plant and Equipment--
 at cost                              618.4             50.1          (11.6)         (3)          656.9
 Less accumulated depreciation
 and amortization                     277.9             28.6          (23.8)         (3)          282.7
                                    -------          -------          -----                    --------

 Net Property, Plant and
 Equipment                            340.5             21.5           12.2                       374.2

Other Assets
 Goodwill, net                        110.1              0.4           11.1          (3)          121.6
 Other intangibles, net                24.6               -             0.5          (3)           25.1
 Sundry                                35.1               -             -          (2) (3)         35.1
                                    -------          -------          ------                   --------


 TOTAL ASSETS                     $ 1,017.8         $   53.7         $ 23.8                    $1,095.3
                                  ---------         --------         ------                    --------
                                  ---------         --------         ------                    --------

LIABILITIES AND
SHAREHOLDERS' EQUITY
Current Liabilities
 Accounts and notes payable      $     81.3         $   13.4        $  -                       $   94.7
 Accrued expenses and
 other liabilities                    117.2              4.5           -                          121.7
                                 ----------         --------        -----                      --------

 Total current liabilities            198.5             17.9           -                          216.4

Long-Term Debt                        196.4              5.8          45.8         (2) (3)        248.0
Deferred Income Taxes
and Other Liabilities                  55.8              1.4           -                           57.2
Shareholders' Equity
 Common stock                           0.4              0.1          (0.1)        (2) (3)          0.4
 Additional contributed capital       128.6              2.3          (1.1)        (2) (3)        129.8
 Retained Earnings                    443.0             28.4         (23.0)          (3)          448.4
 Cumulative translation
 adjustment                           ( 4.9)              -                                        (4.9)
 Less treasury stock                    -               (2.2)          2.2           (3)             -
                                  -----------       --------         -----                     ---------

 Total shareholders' equity           567.1             28.6         (22.0)                        573.7
                                  ----------        --------         ------                    ----------

TOTAL LIABILITIES
AND SHAREHOLDERS EQUITY           $ 1,017.8         $   53.7        $ 23.8                     $ 1,095.3
                                  ---------         --------        ------                     ---------
                                  ---------         --------        ------                     ---------

                  LEGGETT & PLATT, INCORPORATED AND SUBSIDIARIES
                                       AND
                       1994 CUMULATIVE ACQUISITION COMPANIES
                PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                          SIX MONTHS ENDED JUNE 30, 1994
                                    (Unaudited)

The following pro forma condensed combined statement of earnings combines the operations of Leggett & Platt, Incorporated and Subsidiaries (Leggett) and the 1994 Cumulative Acquisition Companies (Acquisition Companies) for the six months ended June 30, 1994. This statement has been prepared under the assumptions set forth in the accompanying notes. The pro forma condensed combined statement of earnings is not necessarily indicative of the results of operations of the combined companies as they may be in the future or as they might have been had the acquisition been effective January 1, 1994.

                                         Historical                  Pro Forma Adjustments
                                                    Acquisition                    Note        Pro Forma
                                    Leggett          Companies       Amount       Reference     Combined
                                    -------         -----------      ------       ---------    ---------

Net sales                          $  883.4         $   98.7         $(0.9)          (4)       $  981.2

Costs, expenses and other
 Cost of goods sold                   680.5             79.4          (0.5)        (4) (5)        759.4
 Selling, distribution,
 administrative and other, net        109.7             11.2           0.4           (5)          121.3
 Interest expense                       3.8              4.3          (0.9)          (6)            7.2
                                     ------          -------          -----                       -----

 Total costs, expenses
 and other                            794.0             94.9          (1.0)                       887.9
                                    -------          -------         ------                     -------

 Earnings before income taxes          89.4              3.8           0.1                         93.3
Income taxes                           35.2              1.5           0.0           (7)           36.7
                                    -------          -------        ------                       ------


Net Earnings                       $   54.2          $   2.3         $ 0.1                     $   56.6
                                   --------          -------         ------                    ---------
                                   --------          -------         ------                    ---------



Earnings Per Share                  $  1.31                                                    $    1.35

Average Shares Outstanding             41.4                                                         42.0

                  LEGGETT & PLATT, INCORPORATED AND SUBSIDIARIES
                                       AND
                      1994 CUMULATIVE ACQUISITION COMPANIES
               PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                      TWELVE MONTHS ENDED DECEMBER 31, 1993
                                   (Unaudited)

The following pro forma condensed combined statement of earnings combines the operations of Leggett & Platt, Incorporated and Subsidiaries (Leggett) and the 1994 Cumulative Acquisition Companies (Acquisition Companies) for the twelve months ended December 31, 1993. This statement has been prepared under the assumptions set forth in the accompanying notes. The pro forma condensed combined statement of earnings is not necessarily indicative of the results of operations of the combined companies as they may be in the future or as they might have been had the acquisition been effective January 1, 1993.

                                          Historical                 Pro Forma Adjustments
                                                    Acquisition                    Note        Pro Forma
                                    Leggett          Companies       Amount       Reference     Combined
                                    -------         ------------     ------       ---------    ---------

Net sales                          $1,526.7         $  181.4         $(3.7)          (4)       $1,704.4

Costs, expenses and other
 Cost of goods sold                 1,177.7            142.9          (2.9)        (4) (5)      1,317.7
 Selling, distribution, admin-
 istration and other, net             197.8             25.5           1.0           (5)          224.3
 Interest expense                      10.2              9.0          (2.8)          (6)           16.4
                                    -------          -------          -----                    ---------

   Total costs, expenses
       and other                    1,385.7            177.4          (4.7)                     1,588.4
                                    -------          -------          -----                    ---------

 Earnings before income taxes         141.0              4.0           1.0                        146.0
Income taxes                           55.1              1.6           0.4           (7)           57.1
                                   --------          -------          ----                     --------

 Net Earnings                      $   85.9         $   2.4          $ 0.6                     $   88.9
                                   --------         -------          -----                     --------
                                   --------         -------          -----                     --------


Earnings Per Share                 $   2.09                                                    $   2.13

Average Shares Outstanding             41.1                                                        41.7

                       LEGGETT & PLATT, INCORPORATED
                                   AND
                  1994 CUMULATIVE ACQUISITION COMPANIES
       NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                               (Unaudited)

Note 1: The pro forma financial statements assume Leggett & Platt, Incorporated (Leggett) will acquire certain assets or all of the outstanding capital stock of the 1994 Cumulative Acquisition Companies (Acquisition Companies) in exchange for $85.7 million in cash and 598,569 shares of Leggett's common stock. Included in Acquisition Companies are five purchases and one pooling of interests which have been consummated, as well as two purchases and one pooling of interests which are probable. The pro forma condensed combined balance sheet presents the acquisitions as if they had occurred on June 30, 1994, while the pro forma condensed combined statements of earnings for six months ended June 30, 1994 and the year ended December 31, 1993 present the acquisitions as if they had occurred on January 1, of each year.

Note 2: To record Leggett's investment in Acquisition Companies made subsequent to June 30, 1994.

Note 3:    To eliminate Leggett's investment in Acquisition Companies.

Note 4: To eliminate sales between Leggett and Acquisition Companies prior to the respective acquisition dates.

Note 5: To record depreciation and amortization on the stepped-up basis from the purchase acquisitions.

Note 6: To reduce interest expense on debt which would have been retired through the issuance of new debt with lower interest rates assuming the acquisition dates mentioned above.

Note 7:    To record the tax expense on the items in Notes 4, 5 and 6.


                               CAPITAL STOCK

     The Company's authorized capital stock consists of 300,000,000 shares of Common Stock, $.01 par value, 1,000,000 shares of Series A Junior Participating Preferred Stock and 99,000,000 shares of Preferred Stock without par value. As of September 23, 1994, there were 41,068,341 shares of Common Stock and no shares of preferred stock outstanding.

     A description of the Common Stock is contained in the Company's Registration Statement on Form 8-A, dated June 5, 1979, including any amendments or reports filed for the purpose of updating such description, which is incorporated by reference. A description of the Preferred Stock Purchase Rights is contained in the Company's Registration Statement on Form 8-A, dated February 15, 1989, including any amendments or reports filed for the purpose of updating such description, which is also incorporated by reference.


                              LEGAL OPINIONS

     Ernest C. Jett, Assistant General Counsel of the Company, has rendered an opinion concerning the validity of the Shares and certain other legal matters. Mr. Jett is a full-time employee of the Company. On September 23, 1994, Mr. Jett beneficially owned 21,450 shares of Common Stock and held options to purchase an additional 9,750 shares of Common Stock.

                                  EXPERTS

     The consolidated balance sheet of Leggett & Platt, Incorporated and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of earnings, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1993, and the related schedules included in the Annual Report on Form 10-K of the Company for the year ended December 31, 1993 incorporated by reference in the Registration Statement have been examined by Price Waterhouse LLP, independent certified public accountants, as set forth in their reports which have been incorporated herein by reference. Such financial statements and schedules are included in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.


                             TABLE OF CONTENTS

                                                                       Page

Available Information. . . . . . . . . . . . . . . . . . . . . . . . . . .2

Incorporation of Certain Information
   by Reference. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3

Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3

Selling Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . .3

Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . .8

Pro Forma Financial Information. . . . . . . . . . . . . . . . . . . . . .8

Capital Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

Legal Opinions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13



                      LEGGETT & PLATT, INCORPORATED

                             419,867 Shares
                              Common Stock
                             $.01 Par Value

                  (and Preferred Stock Purchase Rights
                      attached to the Common Stock)



                               PROSPECTUS




                            October 13, 1994


                                      PART II

                      INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The following table sets forth the estimated expenses of the Company in connection with the issuance and distribution of the securities being registered, exclusive of those expenses to be borne by the Selling Shareholders.

SEC registration fee . . . . . . . . . . . . . . . .         $   4,986
Accounting fees and expenses . . . . . . . . . . . .             1,500
Legal fees and expenses. . . . . . . . . . . . . . .             3,000
Printing of documents. . . . . . . . . . . . . . . .               200
Miscellaneous. . . . . . . . . . . . . . . . . . . .               200
                                                             ---------
             Total . . . . . . . . . . . . . . . . .         $   9,886
                                                             ---------
                                                             ---------

Item 15.     Indemnification of Directors and Officers

        Under the Company's Restated Articles of Incorporation and Missouri corporation laws, each of the present and former directors and officers of the Company may be entitled to indemnification under certain circumstances from certain liabilities, claims and expenses arising from any threatened, pending or completed action, suit or proceeding (including any such action, suit or proceeding arising under the Securities Act of 1933), to which they are made a party by reason of the fact that he is or was a director or officer of the Company.

        The Company insures its directors and officers against certain liabilities and has insurance against certain payments which it may be obliged to make to such persons under the indemnification provisions of its Restated Articles of Incorporation.

Item 16.     Exhibits

             5 Opinion of Ernest C. Jett, Assistant General Counsel to Registrant (previously filed)

             23(a)     Consent of Price Waterhouse LLP (previously filed)

             23(b) Consent of Ernest C. Jett, Assistant General Counsel (contained in opinion filed as Exhibit 5 hereto) (previously filed)

Item 17.     Undertakings

             The undersigned Registrant hereby undertakes:

(a)

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)     To include any Prospectus required by Section 10(a)
                       (3) of the Securities Act of 1933;

              (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

             Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carthage, State of Missouri, on the 13th day of October, 1994.

                            LEGGETT & PLATT, INCORPORATED


                            By:    /s/ HARRY M. CORNELL, JR.
                                   ---------------------------
                                   Harry M. Cornell, Jr.
                                 Chairman of the Board, Chief
                                 Executive Officer and Director


                                 POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the persons whose signatures appear below severally constitute and appoint Harry M. Cornell, Jr., Felix E. Wright, Robert A. Jefferies, Jr. and Michael A. Glauber, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 has been signed below by the following persons in the capacities and on the date indicated.


        Signature                            Title                        Date

   Principal Executive Officer:

                                        Chairman of the Board,
   /s/ HARRY M. CORNELL, JR.            Chief Executive Officer
   Harry M. Cornell, Jr.                and Director                   October 13, 1994


   Principal Financial Officer
   and Principal Accounting Officer:

   /s/ MICHAEL A. GLAUBER               Senior Vice President,
   Michael A. Glauber                   Finance & Administration       October 13, 1994


   Directors:

   /s/ HERBERT C. CASTEEL               Director                       October 13, 1994
   Herbert C. Casteel

   /s/ R. TED ENLOE, III                Director                       October 13, 1994
   R. Ted Enloe, III

   /s/ RICHARD T. FISHER                Director                       October 13, 1994
   Richard T. Fisher

   /s/ ROBERT A. JEFFERIES, JR.         Director                      October 13, 1994
   Robert A. Jefferies, Jr.

   /s/ MAURICE E. PURNELL, JR.          Director                      October 13, 1994
   Maurice E. Purnell, Jr.

   /s/ FELIX E. WRIGHT                  Director                      October 13, 1994
   Felix E. Wright





                                   EXHIBIT INDEX

Exhibit
Number                      Description

5 Opinion of Ernest C. Jett, Assistant General Counsel to the Registrant (previously filed)

23(a)        Consent of Price Waterhouse LLP (previously filed)

23(b)        Consent of Ernest C. Jett, Assistant General Counsel
             (contained in Opinion) (previously filed)